SOUTHPORT, CONNECTICUT 06890 U.S.A.
FOR IMMEDIATE RELEASE
STURM, RUGER & COMPANY, INC. REPORTS 2006 RESULTS AND
FILES ANNUAL REPORT ON FORM 10-K
     SOUTHPORT, CONNECTICUT, March 5, 2007 — Sturm, Ruger & Company, Inc. (NYSE-RGR) today filed its 2006 Annual Report on Form 10-K, which has been posted and is available on the SEC website at www.sec.gov and the Ruger website at www.ruger.com. The financial statements included in the 2006 Annual Report on Form 10-K are attached to this press release. However, investors are urged to read the complete Form 10-K to ensure that they have adequate information to make informed investment judgments.
About Sturm, Ruger
Sturm, Ruger was founded in 1949. The Company’s business segments are engaged in the manufacture of the world famous RUGER® brand of sporting and law enforcement firearms and steel investment castings for a variety of customers and end uses. Plants are located in Newport, New Hampshire and Prescott, Arizona. Corporate headquarters is located in Southport, Connecticut.

The Company may, from time to time, make forward-looking statements and projections concerning future expectations. Such statements are based on current expectations and are subject to certain qualifying risks and uncertainties, such as market demand, sales levels of firearms, anticipated castings sales and earnings, the need for external financing for operations or capital expenditures, the results of pending litigation against the Company including lawsuits filed by mayors, attorneys general and other governmental entities and membership organizations, the impact of future firearms control and environmental legislation, and accounting estimates, any one or more of which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date such forward-looking statements are made or to reflect the occurrence of subsequent unanticipated events.

STURM, RUGER & COMPANY, INC.
Balance Sheets
(Dollars in thousands, except per share data)

December 31,	2006	2005

Assets

Current Assets
Cash and cash equivalents	$7,316	$4,057
Short-term investments	22,026	21,926
Trade receivables, net	18,007	15,777

Gross inventories:	87,477	111,462
Less LIFO reserve	(57,555)	(59,599)
Less excess and obsolescence reserve	(5,516)	(3,137)

Net inventories	24,406	48,726

Deferred income taxes	8,347	6,018
Prepaid expenses and other current assets	1,683	5,442

Total Current Assets	81,785	101,946

Property, Plant, and Equipment	128,042	155,174
Less allowances for depreciation	(105,081)	(131,808)

Net property, plant and equipment	22,961	23,366

Deferred income taxes	3,630	3,200
Other assets	8,690	11,127

Total Assets	$117,066	$139,639

STURM, RUGER & COMPANY, INC.

December 31,	2006	2005

Liabilities and Stockholders’ Equity

Current Liabilities
Trade accounts payable and accrued expenses	$6,342	$3,619
Product liability	904	1,207
Employee compensation and benefits	6,416	7,544
Workers’ compensation	6,547	5,119
Income taxes payable	1,054	935

Total Current Liabilities	21,263	18,424

Accrued pension liability	7,640	8,648
Product liability	837	989

Contingent liabilities (Note 6)	—	—

Stockholders’ Equity
Common stock, non-voting, par value $1:
Authorized shares – 50,000; none issued
Common stock, par value $1:
Authorized shares – 40,000,000
Issued and outstanding shares – 2006-22,638,700; 2005-26,910,700	22,639	26,911
Additional paid-in capital	2,615	2,508
Retained earnings	74,505	94,334
Accumulated other comprehensive income (loss)	(12,433)	(12,175)

Total Stockholders’ Equity	87,326	111,578

Total Liabilities and Stockholders’ Equity	$117,066	$139,639

STURM, RUGER & COMPANY, INC.
Statements of Income
(In thousands, except per share data)

Year ended December 31,	2006	2005	2004

Net firearms sales	$139,110	$132,805	$124,924
Net castings sales	28,510	21,917	20,700

Total net sales	167,620	154,722	145,624

Cost of products sold	143,382	128,343	115,725

Gross profit	24,238	26,379	29,899

Expenses:
Selling	16,150	17,271	16,700
General and administrative	7,874	7,271	6,175
Impairment of assets	494	483	—

	24,518	25,025	22,875

Operating (loss) income	(280)	1,354	7,024

Gain on sale of assets	1,326	—	874
Other income-net	797	88	153

Total other income	2,123	88	1,027

Income before income taxes	1,843	1,442	8,051

Income taxes	739	578	3,228

Net income	$1,104	$864	$4,823

Basic and Diluted Earnings Per Share	$0.04	$0.03	$0.18

Cash Dividends Per Share	$0.00	$0.30	$0.60

STURM, RUGER & COMPANY, INC.
Statements of Cash Flows
(In thousands)

Year ended December 31,	2006	2005	2004

Operating Activities
Net income	$1,104	$864	$4,823
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	3,852	5,440	5,827
Impairment of assets	494	483	—
Gain on sale of assets	(1,326)	—	(874)
Deferred income taxes	(2,759)	(328)	1,855
Changes in operating assets and liabilities:
Trade receivables	(2,230)	305	(3,268)
Inventories	24,320	1,659	(1,855)
Trade accounts payable and other liabilities	3,023	13	(81)
Product liability	(455)	(936)	(3,533)
Prepaid expenses and other assets	4,077	(2,422)	(1,132)
Income taxes	119	167	(451)

Cash provided by operating activities	30,219	5,245	1,311

Investing Activities
Property, plant, and equipment additions	(3,906)	(4,460)	(6,945)
Purchases of short-term investments	(114,585)	(125,245)	(123,098)
Proceeds from sales or maturities of short-term investments	114,485	131,749	144,693
Net proceeds from sale of assets	2,251	—	1,580

Cash (used for) provided by investing activities	(1,755)	2,044	16,230

Financing Activities
Repurchase and retirement of common stock	(25,205)	—	—
Dividends paid	—	(8,073)	(16,146)

Cash used for financing activities	(25,205)	(8,073)	(16,146)

Increase (Decrease) in cash and cash equivalents	3,259	(784)	1,395
Cash and cash equivalents at beginning of year	4,057	4,841	3,446

Cash and Cash Equivalents at End of Year	$7,316	$4,057	$4,841